Exhibit 99.1

NEWS RELEASE – For Immediately Release

Corporate Contact	Investor Relations

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael P. Conroy, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Phone: 212-564-4700
Fax: 727-573-1100	Fax: 212-244-3075
ir@mts-mt.com	plrmail@plrinvest.com

CHET BORGIDA ELECTED TO BOARD OF DIRECTORS

St. Petersburg, Florida – October 18, 2007 — MTS Medication Technologies, Inc. (AMEX:MPP) (www.mts-mt.com) announced today that Chet Borgida, has been elected to its Board of Directors. Mr. Borgida has more than 40 years of domestic and international experience in advising retail, distribution, media and other businesses.

Mr. Borgida joined Arthur Andersen & Company in 1967, and through 1975, his engagements included the audits of many large global companies. In 1975, he joined Grant Thornton LLP, MTS’s Independent Auditors, and was admitted to the partnership in 1977. In addition, Mr. Borgida was Partner-in-Charge of Grant Thornton’s Long Island office as well as the founder and National Director of the Capital Markets Group. Mr. Borgida retired from Grant Thornton in 2001 and joined Cross Media Marketing and served as Chief Financial Officer until 2003. From 2006 through 2007, Mr. Borgida served as Chief Operating Officer of Naples Realty Group, LLC. While at Grant Thornton, Mr. Borgida had no involvement in the review or examination of MTS’s financial statements.

Mr. Borgida serves as a Director and Audit Committee Chair of Warren Resources, Inc. He also served as a Director and Audit Committee Chair of Correctional Services Corporation from 2002 through the sale of the company in 2005. Mr. Borgida is a Certified Public Accountant in New York and Florida and a member of the AICPA.

About MTS Medication Technologies

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves more than 8,000 pharmacies worldwide.

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC) and actual results could differ materially from those set forth in forward-looking statements. Statements contained herein that are not historical facts are forward-looking statements and may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. Other factors that could affect such differences include, but are not limited to, unanticipated increases in operating costs, labor disputes, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s SEC filings. All statements regarding the marketing program resulting in increased sales are forward looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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